Exhibit 10.5

WAIVER AGREEMENT

This Waiver Agreement (the “Agreement”) is entered into on August 25, 2025, by and between Atlas Critical Minerals Corporation (f/k/a Jupiter Gold Corporation), a Republic of the Marshall Islands corporation (“ACM”), and Atlas Lithium Corporation, a Nevada corporation (“ATLX” and, together with ACM, the “parties”), with reference to the following facts:

A. On December 19, 2024, the parties entered into an option agreement (the “Option Agreement”), pursuant to which ATLX granted to ACM the exclusive right and option to purchase 100% of the equity interest in Brazil Mineral Resources Corporation, a Republic of the Marshall Islands corporation and wholly owned subsidiary of ATLX (“BMRC”). Section 2.5 of the Option Agreement provided that (i) ACM would take all necessary steps to issue to ATLX shares of ACM’s common stock, par value $0.001 per share, valued at $500,000 (the “Option Shares”) as consideration for entering into the Option Agreement; and (ii) the Option Shares would be issued to ATLX within two (2) business days after the execution by the parties of the Option Agreement (the “Effective Date”). Section 5.3 of the Option Agreement provided that no provision of the Option Agreement could be waived, modified or amended other than by a written instrument signed by the parties.

B. Following the execution of the Option Agreement, the parties implicitly agreed to waive the Effective Date requirement and postpone the Option Shares issuance to fiscal year 2025. The Option Shares were issued to ATLX on April 23, 2025. While the parties had a meeting of the minds regarding the waiver of the requirements under Sections 2.5 and Section 2.6 of the Option Agreement, no written instrument was entered into by the parties waiving or otherwise amending any provision of the Option Agreement.

C. ATLX and ACM desire to enter into this Agreement to document and memorialize the understanding of the parties that (i) ATLX implicitly waived ACM’s obligation to issue the Option Shares by the Effective Date and the timelines by which instruments evidencing the issuance of the Option Shares were required (the “Waivers”); and (ii) the “Effective Date” as defined in the Option Agreement would not occur until fiscal year 2025.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter contained, the parties hereto agree as follows:

1. Waiver of Section 5.2 of the Option Agreement. The requirement contained in Section 5.2 of the Option Agreement that any waiver or amendment to the Option Agreement must be in a written instrument signed by both parties, is hereby waived with respect to the Waivers.

2. Effective Date of Waivers. The Waivers are effective as of December 23, 2024 notwithstanding that no written agreement regarding the same has been executed prior to the date of this Agreement.

3. Amendment of “Effective Date” under Option Agreement. As a result of the Waivers, the “Effective Date” as defined in the Option Agreement was amended to be any date in fiscal year 2025 agreed to by the parties, whether in writing, by mutual understanding (whether or not in writing), or by ACM’s actual issuance of the Option Shares, the date of which would thereafter constitute and be evidence of the amended “Effective Date” for all purposes under the Option Agreement.

4. Limitation of Waiver. The Waivers set forth herein constitute a one-time waiver and are limited to the matters expressly waived herein and should not be construed as an indication that either party would be willing to agree to any future modifications to, consent of, or waiver of any of the terms of the Option Agreement of any other agreement, instrument or security or any modifications to, consents of, or waiver of any default that may occur thereunder.

5. Ratifications. Except as otherwise provided herein, the Option Agreement is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects.

IN WITNESS WHEREOF, ATLX and ACM have executed this Agreement as of the date set forth above.

ATLAS LITHIUM CORPORATION

By:	/s/ Marc Fogassa
Name:	Marc Fogassa
Title:	Chief Executive Officer

ATLAS CRITICAL MINERALS CORPORATION

By:	/s/ Rodrigo Menck
Name:	Rodrigo Menck
Title:	Chief Financial Officer